UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street

Evansville, Indiana 47708

(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2014, Old National Bancorp (“ONB”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LSB Financial Corp. (“LSB”), an Indiana corporation, pursuant to which LSB will merge with and into ONB, whereupon the separate corporate existence of LSB will cease and ONB will survive (the “Merger”). In connection with the Merger, Lafayette Savings Bank, FSB, a federal savings bank and wholly-owned subsidiary of LSB, will be merged with and into Old National Bank, a national banking association and wholly-owned subsidiary of ONB, with Old National Bank as the surviving bank.

The Merger Agreement has been approved by the board of directors of each of ONB and LSB. Subject to the approval of LSB’s common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2014.

Concurrently with the execution of the Merger Agreement, each of the members of the board of directors of LSB entered into a voting agreement under which they have agreed to vote their shares of LSB common stock in favor of the Merger Agreement and the Merger at the special meeting of LSB’s shareholders at which these matters are to be considered. A copy of the voting agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, in connection with the Merger, each LSB shareholder will receive $10.63 in cash (the “Cash Consideration”) and 2.269 shares of ONB common stock (the “Exchange Ratio” and, together with the Cash Consideration, the “Merger Consideration”) for each share of LSB common stock owned by them. While the Cash Consideration will remain a fixed amount, the Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and discussed below. Upon completion of the Merger and subject to the consent of the option holders, unvested LSB stock options will become fully vested and all LSB stock options will convert into the right to receive an amount, payable in cash, equal to the product of (i) the total number of shares of LSB common stock subject to such LSB stock option and (ii) the positive difference, if any, of the Cash Consideration on a per share basis plus the Exchange Ratio multiplied by the Average ONB Closing Price (defined as the average of the per share closing prices of a share of ONB common stock as quoted on the NASDAQ Global Market during the ten (10) trading days preceding the fifth (5th) calendar day preceding the effective time of the Merger) less the exercise price of such LSB stock option. Based on ONB’s June 3, 2014 closing price of $13.68 per share, the total Merger Consideration is estimated to be $66.7 million.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if the amount of the LSB Consolidated Shareholders’ Equity (as defined in the Merger Agreement) is less than $40.0 million as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; (ii) if there is a change in the number of shares of ONB common stock issued and outstanding prior to the effective time of the Merger by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding ONB common stock; and (iii) at ONB’s option, in the manner prescribed in the Merger Agreement, following notice of termination from LSB resulting from a specified decrease in ONB’s market value.

The Merger Agreement contains representations, warranties and covenants of ONB and LSB including, among others, covenants that require (i) LSB to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) LSB not to engage in certain kinds of transactions during such period (without the prior written consent of ONB). Subject to certain exceptions, the board of directors of LSB will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from LSB’s shareholders. LSB has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both ONB and LSB, and further provides that upon termination of the Merger Agreement under certain circumstances, LSB will be obligated to pay ONB a termination fee of $3.0 million.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of LSB, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the ONB common stock to be issued in the Merger, (v) authorization for listing on The NASDAQ Global Market of the shares of ONB common stock to be issued in the Merger, and (vi) the LSB Consolidated Shareholders’ Equity as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $37.5 million. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) compliance of the other party with its covenants in all material respects; and (iii) receipt by such party of an opinion from counsel to ONB to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and LSB that each company publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the press release issued jointly by ONB and LSB on June 4, 2014 announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed merger, ONB will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of LSB and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and LSB, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from LSB by accessing LSB’s website at www.lsbank.com under the tab “About” and then under the heading “Investor Relations.”

ONB and LSB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LSB in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for Old National’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2014. Information about the directors and executive officers of LSB is set forth in the proxy statement for LSB’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between ONB and LSB. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and LSB’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and LSB to execute their respective business plans (including ONB’s pending acquisitions of LSB and United Bancorp, Inc.); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in ONB’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and neither ONB nor LSB undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 3, 2014, by and between Old National Bancorp and LSB Financial Corp.

10.1	Voting Agreement dated June 3, 2014

99.1	Joint Press Release issued by Old National Bancorp and LSB Financial Corp. dated June 4, 2014

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OLD NATIONAL BANCORP
(Registrant)

Date: June 4, 2014	By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 3, 2014, by and between Old National Bancorp and LSB Financial Corp.

10.1	Voting Agreement dated June 3, 2014

99.1	Joint Press Release issued by Old National Bancorp and LSB Financial Corp. dated June 4, 2014